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Exhibit 99.4





November 18, 1997




Board of Directors
Western Bancorp
4100 Newport Place, Suite 900
Newport Beach, California 92660

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a person who will become a director of Western Bancorp, a California corporation (the "Company"), in the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Registration Statement"), and to the filing of this consent as an exhibit to such Registration Statement.

                                       Very truly yours,


                                       /s/ AUBREY L. AUSTIN
                                       --------------------------
                                       Aubrey L. Austin